UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 3, 2012 (July 3, 2012)

Date of Report (Date of earliest event reported)

FX ALLIANCE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35423	20-5845576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

909 Third Avenue, 10th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 268-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listings.

On July 3, 2012, FX Alliance, Inc. (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange (the “NYSE”) advising that the Company did not comply with Sections 204.21 and 401.02 of the NYSE Listed Company Manual (the “Listed Company Manual”), which required that the Company notify the NYSE of the record date for its 2012 Annual Meeting of Stockholders at least ten days prior to such record date. The Letter was issued to the Company pursuant to Section 303A.13 of the Listed Company Manual.

According to the Letter, the Exchange understands that the Company set a record date of June 15, 2012 for its 2012 Annual Meeting of Stockholders. The NYSE concluded that the requisite prior notice to the NYSE was not provided. The Letter sets forth that in determining to issue the Letter and not initiate the delisting of the Company’s securities, the NYSE took into consideration, among other factors, that this is the first time that the Company has failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the Listed Company Manual.

The Company confirms June 15, 2012 as the record date for its 2012 Annual Meeting of Stockholders, to be held on July 31, 2012. The Company has been informed by the NYSE that upon filing of this Current Report on Form 8-K, the Company would again be deemed to be in compliance with NYSE listing standards.

On July 3, 2012, the Company issued a press release disclosing the foregoing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ALLIANCE INC.

Dated: July 3, 2012	By:	/s/ John W. Cooley
John W. Cooley
Chief Financial Officer